Exhibit 10.2

[Director Form]
Mallinckrodt Pharmaceuticals
2024 Stock and Incentive Plan (“Plan”)

TERMS AND CONDITIONS
OF
Second Amended and Restated RESTRICTED UNIT AWARD
AMENDMENT #1
RESTRICTED UNIT AWARD (“Award”) granted on February 19, 2024 (the “Grant Date”) as amended and restated as of August 5, 2024, and as further amended and restated as of December 2, 2024, is hereby further amended as of May 14, 2025 by this Amendment #1 as follows:
Section 6 of the Award is deleted in its entirety and replaced with the following new Section 6:
6.Termination of Directorship by the Company without Cause. Notwithstanding the vesting provisions described in Section 4, upon your Termination of Directorship by the Company without Cause, all of the Restricted Units subject to this Award shall vest as of the effective date of your release of claims in the Company’s customary form (a “Release”). Payment of such vested amounts shall be made within 30 days of your Termination of Directorship; provided that, you shall not have the right, directly or indirectly, to choose the taxable year of payment.
    Except as amended herein, the terms of the Award as amended and restated as of December 2, 2024 shall continue in full force and effect.

[Electronic Signature]